                                                                    EXHIBIT 3.11



                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WAPE LICENSE CORP.", CHANGING ITS NAME FROM "WAPE LICENSE CORP." TO "KIOI LICENSE CORP.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 1994, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                         /s/ WILLIAM T. QUILLEN
                                         --------------------------------------
                                         William T. Quillen, Secretary of State

                                         AUTHENTICATION:              7097815

                   [SEAL]                DATE:  04-22-94

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WAPE LICENSE CORP.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, WAPE License Corp. (the "Corporation"), a Delaware corporation, hereby certifies that:

                    1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

                         FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

                              "KIOI License Corp."

                    2. The Board of Directors of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

     IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Scott K. Ginsburg, its President, and attested by Matthew E. Devine, its assistant secretary, on this 21st day of April, 1994.

          ATTEST:                            WAPE LICENSE CORP.,
                                             a Delaware Corporation

          /s/ MATTHEW E. DEVINE              By: /s/ SCOTT K. GINSBURG
         ----------------------                 ----------------------
         Matthew E. Devine                   Name: Scott K. Ginsburg
         Assistant Secretary                         President

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------


     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WAPE LICENSE CORP." FILED IN THIS OFFICE ON THE NINTH DAY OF OCTOBER, A.D. 1992, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY AND RECORDER OF DEEDS FOR RECORDING.

                           * * * * * * * * * * * * *

                                   /s/ MICHAEL RATCHFORD
                                   ---------------------------------------
                                   Michael Ratchford, Secretary of State

                                   AUTHENTICATION            3646698

                    [SEAL]         DATE:     11/03/1993

                          CERTIFICATE OF INCORPORATION

                                       OF

                               WAPE LICENSE CORP.

     FIRST: The name of the corporation (hereinafter sometimes referred to a the corporation) is:

                               WAPE License Corp

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address a The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock with a par value of $.01 per share.

     No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time he issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for Purchase or subscription by the I holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to time amended.

     At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

     FIFTH: The name and address of the Incorporator is as follows:

                                 Sylvia L. Adams
                                 LATHAM & WATKINS
                                 1001 Pennsylvania Avenue, Suite 1300
                                 Washington, D.C. 20004-2505

     SIXTH: In furtherance and in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: No director of the Corporation shall be liable to the Corporation or is stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation or law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall to provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation

     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of October, 1992.




                                   /s/ SYLVIA L. ADAMS
                                   -------------------
                                   Sylvia L. Adams
                                   Incorporator

                                STATE OF DELAWARE

                                     [SEAL]

                        OFFICE OF THE SECRETARY OF STATE


     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WAPE LICENSE CORP." FILED IN THIS OFFICE ON THE NINTH DAY OF OCTOBER, A.D. 1992, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY AND RECORDER OF DEEDS FOR RECORDING.

                           * * * * * * * * * * * * *

                                   /s/ MICHAEL RATCHFORD
                                   ---------------------------------------
                                   Michael Ratchford, Secretary of State

                                   AUTHENTICATION            3646698

                  [SEAL]           DATE:     11/03/1993

                          CERTIFICATE OF INCORPORATION

                                       OF

                               WAPE LICENSE CORP.

                  FIRST: The name of the corporation (hereinafter sometimes referred to a the corporation) is:

                               WAPE License Corp

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address a The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock with a par value of $.01 per share.

                  No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time he issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for Purchase or subscription by the I holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to time amended.

     At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

     FIFTH: The name and address of the Incorporator is as follows:

                                 Sylvia L. Adams
                                 LATHAM & WATKINS
                                 1001 Pennsylvania Avenue, Suite 1300
                                 Washington, D.C. 20004-2505

     SIXTH: In furtherance and am in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: No director of the Corporation shall be liable to the Corporation or is stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation or law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall to provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation

                  I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my ad and deed and do facts herein stated are true, and accordingly have hereunto set my hand this 9th day of October, 1992.



                                   /s/ SYLVIA L. ADAMS
                                   -------------------
                                   Sylvia L. Adams
                                   Incorporator



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